CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the combined Proxy Statement/Prospectus constituting parts of this Registration Statement on Form N-14 of our report dated February 18, 2005, relating to the financial statements and financial highlights which appear in the December 31, 2004 Annual Report to Shareholders of Salomon Brothers Variable Large Cap Growth Fund, since renamed Legg Mason Partners Variable Large Cap Growth Portfolio (one of the portfolios constituting Salomon Brothers Variable Series Funds Inc., since renamed Legg Mason Partners Variable Portfolios I, Inc.), which is also incorporated by reference into the Registration Statement.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

New York, New York

September 21, 2006

Consent of Independent Registered Public Accounting Firm

The Boards of Directors

Legg Mason Partners Variable Portfolios III, Inc.

(formerly	Travelers Series Fund, Inc.)

and

Legg Mason Partners Variable Portfolios I, Inc.

(formerly	Salomon Brothers Variable Series Funds Inc)

We consent to the use of our reports for each of the funds listed below as of each of the respective fiscal year end dates listed below incorporated herein by reference.

Registrant (and Fund) Name and Fiscal Year End	Report Date

Legg Mason Partners Variable Portfolios III, Inc. (Legg Mason Partners Variable Large Cap Growth Portfolio, formerly Smith Barney Large Capitalization Growth Portfolio) October 31, 2005	December 16, 2005

Legg Mason Partners Variable Portfolios I, Inc. (Legg Mason Partners Variable Large Cap Growth Portfolio, formerly Salomon Brothers Variable Large Cap Growth Fund) December 31, 2005	February 22, 2006

We also consent to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus on Form N-14.

KPMG LLP

/s/ KPMG LLP

New York, New York

September 22, 2006